Exhibit 99.1

THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION

VAALCO ENERGY ANNOUNCES SUCCESSFUL COMPLETION OF THE FSO INSTALLATION AND FIELD RECONFIGURATION PROJECT AT ETAME AND STRONG PRODUCTION AND SALES VOLUMES FOR Q3 2022

HOUSTON – October 19, 2022 – VAALCO Energy Inc. (NYSE: EGY; LSE: EGY) ("VAALCO" or the "Company") today announced successful completion of the Floating Storage and Offloading vessel (“FSO”) installation and field reconfiguration at Etame. Additionally, the Company disclosed strong third quarter 2022 production which was above the high-end of quarterly guidance and sales volumes that were above the midpoint of quarterly guidance.

Highlights

●	Related to the FSO and field reconfiguration, VAALCO successfully completed:
o	All diving, subsea connections, subsea infrastructure and reconfigurations;
o	All pipeline tie-ins and pressure testing;
o	All the new riser connections to the Teli FSO;
●

Disconnected all production lines from the Petroleo Nautipa Floating Production, Storage and Offloading unit (“FPSO”) and performed a lifting of export oil from the FPSO on September 26 of 300,510 barrels followed by a lifting from the FPSO on October 5 of 275,817 barrels;

●	Delivered first oil from the Etame field to the Teli FSO on October 18;
●	Completed the annual field-wide maintenance turnaround concurrently with the FSO and field reconfiguration;
●

Disclosed preliminary third quarter 2022 production of approximately 9,150 net revenue interest (“NRI”) barrels of oil per day (“BOPD”), or 10,525 working interest (“WI”) BOPD, which was above the high-end of third quarter guidance;

●	Announced third quarter 2022 sales volumes of 731,000 net barrels of oil or 7,952 net BOPD, which was 8% above the midpoint of guidance; and
●	Provided update on third quarter financial impacts due to successful TransGlobe transaction.

George Maxwell, VAALCO’s Chief Executive Officer, commented, "We are very pleased to have successfully delivered this highly complex, full field reconfiguration, maintenance turnaround and upgraded FSO installation, as planned and on time. This project was completed despite a difficult global supply chain environment and is a testament to the dedication of our workforce and partners who helped complete the project, underlining VAALCO’s status as a quality Operator. The new FSO provides us with additional flexibility and has an effective capacity for storage that is 50% larger than our relinquished FPSO. It also reduces our expected storage and offloading costs by 50% which should lead to an extension of the economic field life, resulting in a corresponding increase in recovery and reserves at Etame.

Additionally, we reported very strong VAALCO standalone third quarter 2022 production and sales volumes both above the midpoint of our guidance ranges. Production for the third quarter was approximately 9,150 net BOPD and sales volumes were approximately 7,952 net BOPD. Our team worked tirelessly to ensure that we maximized our production and sales in the third quarter. We were able to complete three liftings during the quarter plus an additional smaller one on October 5, shortly before the FPSO was decommissioned. The team successfully overlapped the maintenance turnaround with the field reconfiguration to minimize downtime and deliver operating efficiencies. We continue to execute on our strategy and remain focused on generating meaningful free cash flow to enhance shareholder value."

Since the strategic combination with TransGlobe Energy did not close until October 14, 2022, production volumes and associated revenues and expenses will not be included in VAALCO’s financial results until post-closing in the fourth quarter of 2022. However, the Company said that the majority of the transaction costs associated with the strategic combination were incurred in the third quarter and will be recognized as special, one-time expenses in third quarter financial results. The Company also expects to incur a realized derivative loss in the third quarter as a result of the settlement of the remaining derivative swaps. Both the transaction costs and realized derivative losses are not deductible for Gabonese taxes, so the effective tax rate will be higher than normal during the third quarter. Additionally, costs associated with the relinquishment of the FPSO and transition to the FSO will be included in the third quarter.

About VAALCO

VAALCO, founded in 1985, is a Houston, USA based, independent energy company with production, development and exploration assets in the West African region.

The Company is an established operator within the region, holding a 63.6% participating interest in the Etame Marin block, located offshore Gabon, which to date has produced over 126 million barrels of crude oil and of which the Company is the operator.

For Further Information

VAALCO Energy, Inc. (General and Investor Enquiries)	+00 1 713 623 0801
Website:	www.vaalco.com

Al Petrie Advisors (US Investor Relations)	+00 1 713 543 3422
Al Petrie / Chris Delange

Buchanan (UK Financial PR)	+44 (0) 207 466 5000
Ben Romney / Jon Krinks	VAALCO@buchanan.uk.com

Forward Looking Statements

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this document that address activities, events, plans, expectations, objectives or developments that VAALCO expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements may include statements related to the impact of the COVID-19 pandemic, including the recent sharp decline in the global demand for and resulting global oversupply of crude oil and the resulting steep decline in oil prices, production quotas imposed by Gabon, disruptions in global supply chains, quarantines of our workforce or workforce reductions and other matters related to the pandemic, well results, wells anticipated to be drilled and placed on production, future levels of drilling and operational activity and associated expectations, the implementation of the Company’s business plans and strategy, prospect evaluations, prospective resources and reserve growth, its activities in Equatorial Guinea, expected sources of and potential difficulties in obtaining future capital funding and future liquidity, its ability to restore production in non-producing wells, our ability to find a replacement for the FPSO or to renew the FPSO charter, future operating losses, future changes in crude oil and natural gas prices, future strategic alternatives, future and pending acquisitions, capital expenditures, future drilling plans, acquisition and interpretation of seismic data and costs thereof, negotiations with governments and third parties, timing of the settlement of Gabon income taxes, and expectations regarding processing facilities, production, sales and financial projections. These statements are based on assumptions made by VAALCO based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond VAALCO’s control. These risks include, but are not limited to, crude oil and natural gas price volatility, the impact of production quotas imposed by Gabon in response to production cuts agreed to as a member of OPEC, inflation, general economic conditions, the outbreak of COVID-19, the Company’s success in discovering, developing and producing reserves, production and sales differences due to timing of liftings, decisions by future lenders, the risks associated with liquidity, lack of availability of goods, services and capital, environmental risks, drilling risks, foreign regulatory and operational risks, and regulatory changes.

Investors are cautioned that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. VAALCO disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Inside Information

This announcement contains inside information as defined in Regulation (EU) No. 596/2014 on market abuse which is part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (“MAR”) and is made in accordance with the Company’s obligations under article 17 of MAR. The person responsible for arranging the release of this announcement on behalf of VAALCO is Michael Silver, Corporate Secretary of VAALCO.